23



Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-43601) pertaining to the 1995 Stock Option Plan and Consultants Option Plan of AFP Imaging Corporation of our report dated August 25, 2003, with respect to the consolidated financial statements and schedule of AFP Imaging Corporation as of June 30, 2003 and for each of the two years in the period ended June 30, 2003 included in this Annual Report (Form 10-K) for the year ended June 30, 2004.


                                                  /s/ Ernst & Young LLP



Stamford, Connecticut
September 24, 2004